UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information under Item 2.01 of this Current Report on Form 8-K is incorporated under this Item 1.01 as if set forth herein.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On April 17, 2006, Shells Seafood Restaurants, Inc. (the “Company”) excercised its option to purchase the Shells Seafood Restaurant location at 3415 College Road, Ocala, Florida (the “Ocala Location”) for a purchase price of $1.41 million pursuant to the Lease, dated September 20, 1996, by and between the Company and Ocala Joint Venture. Immediately following such purchase, the Company completed a sale and leaseback transaction (the “Sale and Leaseback Transaction”) with FRI Fish LLC, pursuant to which the Company sold and simultaneously leased back the Ocala Location. In connection with the Sale and Leaseback Transaction, the Company entered into a Purchase and Sale Agreement, dated April 17, 2006, with FRI Fish LLC (the “Purchase and Sale Agreement”) pursuant to which it sold the Ocala Location to FRI Fish LLC for $1.65 million. In addition, the Company entered into a Land and Building Lease, dated April 17, 2006, with FRI Fish LLC (the “Lease Agreement”) pursuant to which FRI Fish LLC agreed to lease the Ocala Location to the Company for a period of twenty years. FRI Fish LLC is affiliated with Drawbridge Global Funds, a beneficial owner of greater than 5% of the Company’s common stock. The consideration paid upon the consummation of the Sale and Leaseback Transaction was determined based on arms’ length negotiations between FRI Fish LLC and the Company. A copy of the Purchase and Sale Agreement as well as the Lease Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Purchase and Sale Agreement, dated April 17, 2006, between the Company and FRI Fish, LLC.

	10.2	Land and Building Lease, dated April 17, 2006, between the Company and FRI Fish, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : April 21, 2006	SHELLS SEAFOOD RESTAURANTS, INC.

	By:	/s/ Warren R. Nelson
	Name:	Warren R. Nelson
	Title:	Vice President and Chief Financial Officer